Exhibit 10.13
THIRD AMENDMENT TO
THE
ENVISTA HOLDINGS CORPORATION 2019 OMNIBUS INCENTIVE PLAN

WHEREAS, Envista Holdings Corporation, a Delaware corporation (the “Company”), maintains the Envista Holdings Corporation 2019 Omnibus Incentive Plan, originally adopted on September 17, 2019, as amended on February 16, 2022 by the First Amendment to the Envista Holdings Corporation 2019 Omnibus Incentive Plan and as further amended on August 14, 2023 by the Second Amendment to the Envista Holdings Corporation 2019 Omnibus Incentive Plan (as amended to date, the “Plan”); and

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders to adopt this Third Amendment to the Envista Holdings Corporation 2019 Omnibus Incentive Plan (this “Amendment”) to amend the Plan in order to clarify that the limit on Awards granted and cash fees paid during a single fiscal year to any Director does not apply to compensation paid to a Director for services provided to the Company outside of such Director’s ordinary duties as a Director; and

WHEREAS, under the terms of the Plan, the Board has the ability to amend the Plan in order to make such changes; and

WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Plan.

NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

1.Section 5(e) of the Plan is hereby deleted in its entirety and replaced with the following:

(e) Director Limits. The maximum number of shares subject to Awards granted during a single fiscal year to any Director, taken together with such Director’s cash fees with respect to the fiscal year (whether such cash fees are paid currently or deferred under a Director deferred compensation plan, if any), shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, however, this limit shall not apply to compensation (including Awards and cash compensation) paid to any Director who also provides services to the Company outside of such Director’s ordinary duties as a Director (e.g., as a Consultant to the Company) for such other services.
2.    This Amendment shall be effective as of January 1, 2024 (the “Effective Date”) for all Awards granted on and after the Effective Date. In the event of any inconsistency or conflict between the Plan and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as herein expressly amended, the Plan is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.